VOTER PROFILE:
Voter ID:	Security ID:
Shares to Vote:	Household ID:

VOTE REGISTERED TO:

YOUR VOTE IS IMPORTANT NO MATTER HOW MANY SHARES YOU OWN. PLEASE CAST YOUR PROXY VOTE TODAY!

CONTROL NUMBER:

PROXY CARD

Vote on the internet

Go to the website below and enter your control number or simply use your camera on your smart phone to scan this QR code. Internet voting is available 24 hours a day.

vote.proxyonline.com

Vote by phone

Call (888) 227-9349 to reach an automated touch-tone voting line or call the number below to speak with a live representative.

(866) 796-7178 Toll Free

Vote by mail

Mail your signed and voted proxy back in the postage paid envelope provided. Postage-Paid Envelope

Hodges Funds
A Series of Professionally Managed Portfolios

Proxy for A Special Meeting of Shareholders to be held on (Meeting Date), 2023

The undersigned, revoking prior proxies, hereby nominates, constitutes and appoints  as attorneys-in-fact, agent and proxy of the undersigned, with full power of substitution, to vote all the shares of the Hodges Fund, Hodges Small Cap Fund, Hodges Small Intrinsic Value Fund and the Hodges Blue Chip Equity Income Fund (the “Funds”), which the undersigned is entitled to vote at the Special Meeting of Shareholders to be held on [Meeting Date, Time, and Location] or at any adjournment thereof, as fully and with the same force and effect as the undersigned might or could do if personally present as indicated herein, and in their discretion upon an other business that may properly come before the Meeting and any and all adjournments thereof. The undersigned acknowledges receipt of a copy of the Notice of Special Meeting of Shareholders and the Proxy Statement.

Important Notice Regarding the Availability of Proxy Materials for this Special Meeting of Shareholders to Be Held on [Meeting Date], 2023. The proxy material for the Meeting is available at: https://vote.proxyonline.com/hodgesfunds/docs/special2023.pdf

Questions? If you have any questions about how to vote your proxy or about the Meeting, please call (866) 796-7178 toll free. Representatives are available to assist you Monday through Friday 9:00 a.m. to 10:00 p.m. Eastern Time.

Hodges Funds

Note: Please sign this proxy exactly as your name or names appear hereon. Each joint owner should sign. Trustees and other fiduciaries should indicate the capacity in which they sign. If a corporation, partnership or other entity, this signature should be that of a duly authorized individual who should state his or her title.

PROXY CARD

SIGNATURE (AND TITLE IF APPLICABLE)	DATE

SIGNATURE (IF HELD JOINTLY)	DATE

YOUR VOTE IS IMPORTANT, NO MATTER HOW MANY SHARES YOU OWN. THE MATTER WE ARE SUBMITTING FOR YOUR CONSIDERATION IS SIGNIFICANT TO THE FUND AND TO YOU AS A FUND SHAREHOLDER. PLEASE TAKE THE TIME TO READ THE PROXY STATEMENT AND CAST YOUR VOTE USING ANY OF THE METHODS DESCRIBED BELOW.

This proxy is solicited on behalf of the Board of Trustees, and the proposal (set forth below) has been proposed by the Board of Trustees. When properly executed, this proxy will be voted as indicated or “FOR” the proposal if no choice is indicated. The proxy will be voted in accordance with the proxy holders’ best judgment as to any other matters that may arise at the Special Meeting.

The Board of Trustees of the Fund (the “Board”) recommends that you vote FOR approval of the proposal.

TO VOTE, MARK ONE CIRCLE IN BLUE OR BLACK INK. Example:	●

		FOR	AGAINST	ABSTAIN
1.	To approve an Agreement and Plan of Reorganization (the “Plan”), under which all of the assets of the Hodges Fund, Hodges Small Cap Fund, Hodges Small Intrinsic Value Fund and Hodges Blue Chip Equity Income Fund, each a series of Professionally Managed Portfolios (each a “Target Fund” and together the “Target Funds”) will be reorganized into the Hodges Fund, Hodges Small Cap Fund, Hodges Small Intrinsic Value Fund and Hodges Blue Chip Equity Income Fund, each a newly created series of Northern Lights Fund Trust II (each an “Acquiring Fund” and together the “Acquiring Funds”) (each a “Reorganization” and together the “Reorganizations”); and	○	○	○

2.	To transact such other business, if any, as may properly come before the Special Meeting or any adjournments or postponements thereof.

Mail ID:	CUSIP: